Exhibit 10.22

EXECUTION VERSION

FIRST AMENDMENT TO

RECEIVABLES PURCHASE AGREEMENT

FIRST AMENDMENT, dated as of March 28, 2013 (the “First Amendment”), to RECEIVABLES PURCHASE AGREEMENT (prior to the effectiveness of this First Amendment, the “Existing Agreement”, and as amended by this First Amendment and as it may be further amended, supplemented or modified from time to time, this “Agreement”), dated as of May 16, 2012, among SMART MODULAR TECHNOLOGIES, INC., a California corporation (together with its successors and assigns, “Smart” and in its capacity as the Seller Representative, the “Seller Representative”), SMART MODULAR TECHNOLOGIES (EUROPE) LIMITED, an England and Wales corporation (together with its successors and assigns, “Smart Europe”; and collectively with Smart, the “Sellers” and each a “Seller”) and WELLS FARGO BANK, N.A., a national banking association (together with its successors and assigns, “Wells Fargo”), and confirmed by SMART MODULAR TECHNOLOGIES (GLOBAL HOLDINGS), INC., a Cayman Islands exempted company with limited liability (“Smart Global Holdings”), SMART MODULAR TECHNOLOGIES (GLOBAL), INC., a Cayman Islands exempted company with limited liability (“Smart Global”; Smart Global collectively with Smart Global Holdings being referred to herein as the “Guarantors” and each a “Guarantor”).

Sellers wish to add a new Account Debtor and Account Debtor Group under the Agreement.

Accordingly, the parties hereto agree as follows:

Section 1.	Amendments.

1.1 Section 1 to the Existing Agreement is hereby amended by (i) deleting the defined terms “Account Debtor Group”, “Account Debtor Sublimit” and “Purchase Limit”, and (ii) adding the following defined terms and placing them in the appropriate alphabetical order in Section 1:

“Account Debtor Group” shall mean each of the HP Account Debtor Group, the Dell Account Debtor Group and the Hon-Hai Account Debtor Group.

“Account Debtor Group Sublimit” shall mean each of the Dell Sublimit, the HP Sublimit and the Hon-Hai Sublimit.

“Fee Letter” shall mean that certain fee letter, dated the Closing Date and amended on the First Amendment Closing Date, between the Seller Representative and Wells Fargo.

“First Amendment Closing Date” shall mean March 28, 2013.

“Hon-Hai Account Debtor Group” shall mean the group of Account Debtors listed under the heading “The Hon-Hai Account Debtor Group” on Exhibit A (as such exhibit may from time to time be amended or replaced with the consent of the Seller Representative and Wells Fargo).

“Hon-Hai Receivables” shall mean Receivables payable by an Account Debtor in the Hon-Hai Account Debtor Group.

“Hon-Hai Sublimit” shall mean, with respect to the Hon-Hai Account Debtor Group, the amount listed on Exhibit A as the Account Debtor Sublimit applicable to such Account Debtor Group (as such exhibit may from time to time be amended or replaced with the consent of the Seller Representative and Wells Fargo).

“Purchase Limit” shall mean $75,000,000.

1.2 Section 2.1(a) of the Existing Agreement is hereby amended by (x) deleting the word “or” immediately prior to the number “(iii)” appearing on the 24th line thereof, and (y) adding prior to the period at the end of such sentence the following:

“or, (iv) the Outstanding Purchase Price of Hon-Hai Receivables exceeding the Hon-Hai Sublimit”

1.3 Exhibit A of the Existing Agreement is hereby amended by (i) deleting the existing Exhibit A, and (ii) substituting therefor Exhibit A attached to this First Amendment.

1.4 Exhibit E of the Existing Agreement is hereby amended by (i) deleting the existing Exhibit E, and (ii) substituting therefor Exhibit E attached to this First Amendment.

Section 2.	Conditions Precedent

This First Amendment shall become effective when Wells Fargo shall have received the agreements, documents and instruments set forth on Exhibit D to this First Amendment, each in form, substance and date satisfactory to Wells Fargo.

Section 3.	Representations and Warranties

Seller Representative and each Seller hereby represents and warrants to Wells Fargo as of First Amendment Closing Date and each Purchase Date:

3.1 Organization and Good Standing. It is duly organized and validly existing and in good standing under the laws of the state, country or jurisdiction of incorporation set forth in the first paragraph hereof, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

3.2 Due Qualification. It is duly licensed or qualified to do business and is in good standing, and it has obtained all necessary approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such licensing, qualification or approvals.

3.3 Power and Authority; Due Authorization. It has (a) all necessary power, authority and legal right (i) to execute and deliver, and perform its obligations under, this First Amendment, the Agreement and each Transaction Document to which it is a party, and (ii) to generate, own, sell, transfer and assign Receivables on the terms and subject to the conditions herein and therein provided; and (b) duly authorized the execution and delivery of the Transaction Documents to which it is a party, and the sale and transfer of Receivables hereunder, and the performance of its obligations under this First Amendment, the Agreement and each of the Transaction Documents. It has duly executed and delivered this First Amendment.

3.4 Valid Sale; Binding Obligations. The First Amendment and the Agreement constitute and continue to constitute and each other Transaction Document it has or will sign in connection herewith, when duly executed and delivered, will constitute, a legal, valid, and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. Each transfer of Receivables to Wells Fargo pursuant to this Agreement shall constitute a valid sale, transfer, and assignment thereof to Wells Fargo, enforceable against creditors of, and purchasers from, it. On the First Amendment Effective Date, all conditions precedent set forth on Exhibit D have, to the extent applicable to it, been fulfilled.

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3.5 No Conflict or Violation. The First Amendment and the Agreement, and the consummation of the transactions contemplated by this First Amendment and the Agreement and the other Transaction Documents to which it is a party, and the fulfillment of the terms hereof or thereof will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under (i) its articles or certificate of incorporation or similar organizational documentation, or by-laws, operating agreement or similar operational documentation, or (ii) any indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument to which it is a party or by which it is bound, (b) result in the creation or imposition of, or give rise to any obligation to provide, any Lien upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument, except under the Transaction Documents, or (c) violate any law or any order, rule, or regulation applicable to it of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental authority having jurisdiction over it or any of its properties.

3.6 Proceedings. There is no litigation, investigation or proceeding pending, or to the best of its knowledge, threatened, before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of this First Amendment, the Agreement, or any other Transaction Document to which it is a party, or (b) seeking to prevent the sale of Receivables to Wells Fargo or the consummation of any of the other transactions contemplated by this First Amendment, the Agreement or any other Transaction Document to which it is a party.

3.7 Government Approvals. Except for the filing of the UCC financing statements, no authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for its due execution, delivery and performance of this First Amendment, the Agreement as amended by this First Amendment or any Transaction Document to which it is a party.

3.8 Financial Condition; Material Adverse Change. On the date hereof it is, and on the date of each transfer of a Receivable hereunder (both before and after giving effect to such transfer) shall be, Solvent. There has been no Material Adverse Change with respect to the Sellers and the Parents, taken as a whole or the related Account Debtor of a Purchased Receivable on such Purchase Date since May 12, 2012; provided, that the representations in this sentence with respect to an Account Debtor shall not be applicable with respect to the Purchased Receivables of any other Account Debtor.

Section 4.	Confirmation of Performance Undertakings

By its execution of this First Amendment, each Guarantor hereby consents and acknowledges the revised terms set forth in this First Amendment, including the addition of the Hon-Hai Receivables as Receivables under the Agreement and under the Performance Undertaking, and further acknowledges the continuing validity of the Performance Undertaking reaffirms all of the terms and obligations contained in the Performance Undertaking, which shall remain in full force and effect for all obligations of Sellers now or hereafter owing to Wells Fargo and acknowledges, agrees, represents and warrants that no oral or other agreements, understandings, representations or warranties exist with respect to the Performance Undertaking or with respect to the obligations of the undersigned thereunder, except those specifically set forth herein. Each Guarantor further acknowledges and agrees that neither further notice to, nor consent of, either Guarantor with respect to the modifications effected by this First Amendment is required under the terms of the Performance Undertaking.

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Section 5.	Miscellaneous

5.1 Binding Effect; Assignability; Survival of Provisions. Except as expressly amended by this First Amendment, the Existing Agreement and each of terms remains in full force and effect. This First Amendment, and the Agreement shall be binding upon and inure to the benefit of Wells Fargo, the Sellers and each of their respective successors and permitted assigns.

5.2 Governing Law; Consent to Jurisdiction. This First Amendment, and the Agreement shall be interpreted in accordance with and governed by the laws of the State of New York. Each party hereto irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of New York in New York County and the United States District Court for the Southern District of New York and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under or in connection with this First Amendment and the Agreement.

5.3 Costs, Expenses and Taxes. Each Seller agrees to pay, on demand: (a) all costs and expenses, including reasonable attorneys’ fees and expenses and reasonable due diligence costs and expenses, in connection with the preparation, negotiation, execution, amendment, waiver or other modification of this First Amendment and the other Transaction Documents being delivered in connection therewith.

5.4 Execution in Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this First Amendment by PDF copy, facsimile or other electronic means shall have the same force and effect as the delivery of an original executed counterpart of this First Amendment. Any party delivering an executed counterpart of this First Amendment by PDF copy, facsimile or other electronic means shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this First Amendment or the Agreement.

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IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their respective officers thereunto duty authorized, as of the date first above written.

WELLS FARGO BANK, N.A.

By:	/s/ Barbara Van Meerten
	Name:	Barbara Van Meerten
	Title:	Managing Director

SMART MODULAR TECHNOLOGIES, INC., as a Seller and as the Seller Representative

By:	/s/ Iain MacKenzie
	Name:	Iain MacKenzie
	Title:	President & CEO

SMART MODULAR TECHNOLOGIES (EUROPE) LIMITED, as a Seller

By:	/s/ Iain MacKenzie
	Name:	Iain MacKenzie
	Title:	Director

CONFIRMED AS TO SECTION 4

SMART MODULAR TECHNOLOGIES (GLOBAL HOLDINGS), INC., as a Guarantor

By:	/s/ Iain MacKenzie
Name:	Iain MacKenzie
Title:	Director

SMART MODULAR TECHNOLOGIES (GLOBAL), INC., as a Guarantor

By:	/s/ Iain MacKenzie
Name:	Iain MacKenzie
Title:	Director

EXHIBIT A

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RECEIVABLES PURCHASE AGREEMENT

List of Account Debtors

Account Debtor Name and Identification Number	Account Debtor Group Sublimit	Buffer Period	Advance Rate	Maximum Tenor
The HP Account Debtor Group Hewlett-Packard Company (Identification Numbers CPQ11F, CPQ20F and CPQ24F) Hewlett-Packard Caribe B.V. (Identification Numbers HPQ30S and EDI10Z)	$50,000,000	For Hewlett-Packard Caribe B.V. (Identification Numbers HPQ30S and EDI10Z), 3 days. Otherwise, 0 days	95%	45 days

The Dell Account Debtor Group Dell, Inc. (Identification Number DEL21F) Dell Global, B.V. (Identification Numbers DEL31F, DEL44F, DEL20S and DEL16M)	$25,000,000	0 days	95%	90 days

The Hon-Hai Account Debtor Group Hon-Hai Precision Co., Ltd. (Identification Numbers FOX20F, FOX21F, FOX22F, FOX55F, FOX73F)	$25,000,000	0 days	95%	45 days

EXHIBIT D

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RECEIVABLES PURCHASE AGREEMENT

Conditions Precedent

As conditions precedent to the effectiveness of the First Amendment, Wells Fargo shall have received the following, each in form, substance and date satisfactory to Wells Fargo, dated the First Amendment Effective Date:

(a) the First Amendment duly authorized, executed and delivered by each Seller to Wells Fargo;

(b) a certificate of the Secretary of each Seller and each Parent certifying (i) as to the names and true signatures of the officers authorized on such Seller’s or such Parent’s behalf to sign the Transaction Documents to be delivered by them on the First Amendment Closing Date on which certificate Wells Fargo may conclusively rely until such time as Wells Fargo shall receive from such Seller or such Parent a revised certificate meeting the requirements hereof, and (ii) that no changes to any articles or certificate of incorporation or certificate of formation, as applicable, of such Seller or such Parent, or by-laws or operating agreement of such Seller or such Parent, delivered on the Closing Date have occurred and such articles, certificate and by-laws remain in full force and effect and have not been amended or modified since the Closing Date;

(c) UCC, tax Lien and judgment search results for the jurisdiction of incorporation or organization of each Seller, the jurisdiction of the chief executive office of each Seller, and all jurisdictions in which assets of each Seller are located, which search results shall be in form and substance satisfactory to Wells Fargo;

(d) copies of the proper amendment to the UCC financing statements, each naming a Seller as the assignor and Wells Fargo as the assignee of the Purchased Receivables (including Hon-Hai Receivables purchased under the Agreement) and assigned by such Seller, or other similar instruments or documents, as may be necessary or, in Wells Fargo’s reasonable opinion, desirable under the UCC of all appropriate jurisdictions or any comparable law of all appropriate jurisdictions to perfect Wells Fargo’s ownership interest in all Purchased Receivables (including Hon-Hai Receivables purchased under the Agreement) in which the ownership interest may be assigned to it hereunder;

(e) evidence of establishment of the Collection Account with respect to the Hon-Hai Receivables;

(f) additional documentation to be executed and, if applicable, filed in each jurisdiction (other than the United States) that a Seller is located, that is necessary or advisable (i) to reflect (and record) the true sale of and security interest in the Hon-Hai Receivables that are Purchased Receivables, (ii) to comply with applicable law and regulation in such jurisdiction, including any exchange control regulations relating to the transactions contemplated hereunder;

(g) completion by Wells Fargo of all required due diligence matters, including completion of a field audit of the records of the Sellers related to the Hon-Hai Receivables and the related Contracts; and

(h) proof of payment of all attorneys’ fees and disbursements incurred by Wells Fargo as are required hereunder.

EXHIBIT E

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RECEIVABLES PURCHASE AGREEMENT

Collection Accounts